Exhibit 4.1

SECOND AMENDMENT TO RIGHTS AGREEMENT

This SECOND AMENDMENT TO RIGHTS AGREEMENT, dated as of September 21, 2012 (this “Second Amendment”), is entered into by and between UNIGENE LABORATORIES, INC., a Delaware corporation (the “Company”), and REGISTRAR AND TRANSFER COMPANY, a New Jersey corporation (the “Rights Agent”). Capitalized terms used but otherwise not defined herein shall have the respective meanings ascribed to such terms in the Rights Agreement (as hereinafter defined).

RECITALS

WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement, dated as of December 20, 2002 (as amended in accordance with the terms thereof, the “Rights Agreement”);

WHEREAS, in connection with the Restructuring, the Company and the Rights Agent previously amended the Rights Agreement by entering into that certain Amendment to Rights Agreement, dated as of March 16, 2010 (the “First Amendment”);

WHEREAS, neither the Distribution Date nor the occurrence of any Triggering Event has occurred as of the date hereof;

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company has directed the Rights Agent to enter into this Second Amendment;

WHEREAS, the Board of Directors has determined that it is in the best interest of the Company that it enter into that certain Forbearance Agreement and First Amendment to Amended and Restated Financing Agreement, dated as of September 21, 2012, by and among the Company, the Lenders identified therein (the “Lenders”) and Victory Park Management, LLC, as administrative and collateral agent for the Lenders (together with the Senior Secured Convertible Notes (convertible in accordance with the terms thereof into shares of Common Stock of the Company) issuable thereunder (the “Convertible Notes”) and all other exhibits and schedules thereto, and as amended, restated, supplemented or otherwise modified from time to time, the “Forbearance Agreement”); and

WHEREAS, the Board of Directors has determined that it is in the best interests of the Company and its stockholders to further amend the Rights Agreement as set forth herein immediately prior to and in connection with the execution and delivery of the Forbearance Agreement, to render the Rights inapplicable to the transactions contemplated by or occurring concurrently with the Forbearance Agreement.

NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.       Amendments.

(a)       The last sentence of the definition of “Acquiring Person” in Section 1(a) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“Notwithstanding the foregoing or anything in this Agreement to the contrary, none of the VPC Parties shall be deemed to be an Acquiring Person, either individually or collectively, by virtue of, and no holder of Rights shall be entitled to exercise such Rights solely by reason of, (i) the approval, execution, delivery or performance of the Financing Agreement or the Forbearance Agreement, (ii) the public announcement of the Restructuring or the transactions contemplated by the Forbearance Agreement, (iii) the consummation of the Restructuring or the transactions contemplated by the Forbearance Agreement, (iv) the acquisition of Beneficial Ownership of Common Stock by any VPC Party (A) in connection with the Restructuring or the transactions contemplated by the Forbearance Agreement, (B)  upon conversion of the Convertible Notes, (C) upon the Stockholder Approval or the Filing (each as defined in the Financing Agreement), (D) upon the First Amendment Stockholder Approval or the Second Filing (each as defined in the Forbearance Agreement), or (E) otherwise pursuant to the Financing Agreement or the Forbearance Agreement, or (v) the VPC Parties’ ownership of the Securities (as defined in the Financing Agreement) or any other securities of the Company.”

(b)       The following definition in Section 1 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“VPC Parties” shall mean Victory Park Management, LLC, Victory Park Credit Opportunities, L.P., Victory Park Credit Opportunities Intermediate Fund, L.P., VPC Fund II, L.P., VPC Intermediate Fund II (Cayman), L.P., Related Funds (as defined in the Financing Agreement) and each of their respective Affiliates (including Richard Levy), successors and assigns.

 (c)       The following definition is hereby added to Section 1 of the Rights Agreement in the appropriate alphabetical order:

“Forbearance Agreement” shall mean that certain Forbearance Agreement and First Amendment to Amended and Restated Financing Agreement, dated as of September 21, 2012, by and among the Company, the Lenders identified therein and Victory Park Management, LLC, as administrative and collateral agent, together with all exhibits and schedules thereto, and as the same may be amended, restated, modified and supplemented from time to time.

(d)       Section 3(a) of the Rights Agreement is hereby amended by adding to the end thereof the following:

“Notwithstanding anything to the contrary contained in this Agreement, no Distribution Date shall occur as a result of (i) the approval, execution, delivery or performance of the Financing Agreement or the Forbearance Agreement, (ii) the public announcement of the Restructuring or the transactions contemplated by the Forbearance Agreement, (iii) the consummation of the Restructuring or the transactions contemplated by the Forbearance Agreement, (iv) the acquisition of Beneficial Ownership of Common Stock by any VPC Party (A) in connection with the Restructuring or the transactions contemplated by the Forbearance Agreement, (B)  upon conversion of the Convertible Notes, (C) upon the Stockholder Approval or the Filing (each as defined in the Financing Agreement), (D) upon the First Amendment Stockholder Approval or the Second Filing (each as defined in the Forbearance Agreement), or (E) otherwise pursuant to the Financing Agreement or the Forbearance Agreement, or (v) the VPC Parties’ ownership of the Securities (as defined in the Financing Agreement) or any other securities of the Company.”

(e)       Section 11 of the Rights Agreement is hereby amended by adding to the end thereof the following:

“(r)  Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 11 will not apply to, or be triggered by, (i) the approval, execution, delivery or performance of the Financing Agreement or the Forbearance Agreement, (ii) the public announcement of the Restructuring or the transactions contemplated by the Forbearance Agreement, (iii) the consummation of the Restructuring or the transactions contemplated by the Forbearance Agreement, (iv) the acquisition of Beneficial Ownership of Common Stock by any VPC Party (A) in connection with the Restructuring or the transactions contemplated by the Forbearance Agreement, (B)  upon conversion of the Convertible Notes, (C) upon the Stockholder Approval or the Filing (each as defined in the Financing Agreement), (D) upon the First Amendment Stockholder Approval or the Second Filing (each as defined in the Forbearance Agreement), or (E) otherwise pursuant to the Financing Agreement or the Forbearance Agreement, or (v) the VPC Parties’ ownership of the Securities (as defined in the Financing Agreement) or any other securities of the Company.”

(f)       Section 13 of the Rights Agreement is hereby amended by adding to the end thereof the following:

“(f)  Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 13 will not apply to, or be triggered by, (i) the approval, execution, delivery or performance of the Financing Agreement or the Forbearance Agreement, (ii) the public announcement of the Restructuring or the transactions contemplated by the Forbearance Agreement, (iii) the consummation of the Restructuring or the transactions contemplated by the Forbearance Agreement, (iv) the acquisition of Beneficial Ownership of Common Stock by any VPC Party (A) in connection with the Restructuring or the transactions contemplated by the Forbearance Agreement, (B)  upon conversion of the Convertible Notes, (C) upon the Stockholder Approval or the Filing (each as defined in the Financing Agreement), (D) upon the First Amendment Stockholder Approval or the Second Filing (each as defined in the Forbearance Agreement), or (E) otherwise pursuant to the Financing Agreement or the Forbearance Agreement, or (v) the VPC Parties’ ownership of the Securities (as defined in the Financing Agreement) or any other securities of the Company.”

2.       The Rights Agreement, as supplemented and modified by the First Amendment and this Second Amendment, together with the other writings referred to in the Rights Agreement or delivered pursuant thereto which form a part thereof, contain the entire agreement among the parties with respect to the subject matter thereof and amend, restate and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

3.       Upon the effectiveness of this Second Amendment, on and after the date hereof, each reference in the Rights Agreement to “this Agreement, “hereunder,” “hereof,” “herein” or words of like import, shall mean and be a reference to the Rights Agreement, as amended by the First Amendment and this Second Amendment. Except as specifically amended above, the Rights Agreement shall remain in full force and effect, without modification, waiver or amendment, and is hereby ratified and confirmed.

4.       This Second Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

5.       This Second Amendment may be executed in any number of counterparts and such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed, all as of the day and year first above written.

UNIGENE LABORATORIES, INC.

By:	/s/ Ashleigh Palmer
Name:	Ashleigh Palmer
Title:	Chief Executive Officer

REGISTRAR AND TRANSFER COMPANY, as Rights Agent

By:	/s/ Nicola Giancaspro
Name:	Nicola Giancaspro
Title:	Vice President